Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

November 4, 2013

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:  Peter Luongo

                  Vice President Treasury and Planning

Dear Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-172490) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

1.875% Notes due 2019 (the “2019 Notes”), 3.600% Notes due 2023 (the “2023 Notes”) and 4.875% Notes due 2043 (the “2043 Notes” and, together with the 2019 Notes and the 2023 Notes, the “Notes”).

Principal Amount:

In the case of the 2019 Notes, $750,000,000.

In the case of the 2023 Notes, $500,000,000.

In the case of the 2043 Notes, $750,000,000.

Interest Rate:

In the case of the 2019 Notes, 1.875% per annum, from November 12, 2013, payable semiannually in arrears on January 15 and July 15, commencing July 15, 2014, to holders of record on the preceding January 2 or July 2, as the case may be.

In the case of the 2023 Notes, 3.600% per annum, from November 12, 2013, payable semiannually in arrears on May 15 and November 15, commencing May 15, 2014, to holders of record on the preceding May 1 or November 1, as the case may be.

In the case of the 2043 Notes, 4.875% per annum, from November 12, 2013, payable semiannually in arrears on May 15 and November 15, commencing May 15, 2014, to holders of record on the preceding May 1 or November 1, as the case may be.

Maturity:

In the case of the 2019 Notes, January 15, 2019.

In the case of the 2023 Notes, November 15, 2023.

In the case of the 2043 Notes, November 15, 2043.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes – Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2019 Notes, 98.921% of the principal amount of the 2019 Notes.

In the case of the 2023 Notes, 98.827% of the principal amount of the 2023 Notes.

In the case of the 2043 Notes, 98.672% of the principal amount of the 2043 Notes.

Expected Reoffering Price:

In the case of the 2019 Notes, 99.221% of the principal amount of the 2019 Notes.

In the case of the 2023 Notes, 99.277% of the principal amount of the 2023 Notes.

In the case of the 2043 Notes, 99.422% of the principal amount of the 2043 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Syndicate Registration (fax: 1-866-834-8133)

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn: General Counsel (fax: 212-816-7912)

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attn: Debt Capital Markets Syndicate (fax: 212-322-2936)

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Attn: Transaction Management Group (fax: 212-525-0238)

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attn: High Grade Syndicate Desk (fax: 212-834-6180)

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 4:40 P.M. (New York City time) on the date of this Terms Agreement.

2. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, ninth and eleventh paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

3. The following selling restrictions apply to the offer and sale of the Notes:

(a) Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b) Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter hereby severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(1) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(3) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(c) Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d) Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e) Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f) Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

The Closing will take place at 9:00 A.M., New York City time, on November 12, 2013, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking and packaging at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ PAMELA KENDALL
	Name:	Pamela Kendall
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ BRIAN BEDNARSKI
	Name:	Brian Bednarski
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ BOB MCMINN
	Name:	Bob McMinn
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ DIANE M. KENNA
	Name:	Diane M. Kenna
	Title:	Senior Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ MARIA SRAMEK
	Name:	Maria Sramek
	Title:	Executive Director

[Signature Page to Terms Agreement]

BANCA IMI S.P.A.

By:	/s/ PANTALEO CUCINOTTA
	Name:	Pantaleo Cucinotta
	Title:	Head of Debt Capital Markets

[Signature Page to Terms Agreement]

BBVA SECURITIES INC.

By:	/s/ PHILIP SCHUBERT
	Name:	Philip Schubert
	Title:	Executive Director
Head of US Debt Capital Markets

By:	/s/ JAMES BRODT
	Name:	James Brodt
	Title:	Executive Director

[Signature Page to Terms Agreement]

ING FINANCIAL MARKETS LLC

By:	/s/ SCOTT DAINTON
	Name:	Scott Dainton
	Title:	Managing Director

[Signature Page to Terms Agreement]

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ JAVIER WARRA
	Name:	Javier Warra
	Title:	Sr. Vice President

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ RICHARD ZOBKIW
	Name:	Richard Zobkiw
	Title:	Vice President

[Signature Page to Terms Agreement]

UBS SECURITIES LLC

By:	/s/ AMY POURNARAS
	Name:	Amy Pournaras
	Title:	Director

By:	/s/ DANIEL E. BOTOFF
	Name:	Daniel E. Botoff
	Title:	Managing Director

[Signature Page to Terms Agreement]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ PETER LUONGO
	Name:	Peter Luongo
	Title:	Vice President Treasury and Planning

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

Underwriter	Principal Amount of 1.875% Notes due 2019	Principal Amount of 3.600% Notes due 2023	Principal Amount of 4.875% Notes due 2043

Barclays Capital Inc.	$120,000,000	$80,000,000	$120,000,000
Citigroup Global Markets Inc.	120,000,000	80,000,000	120,000,000
Credit Suisse Securities (USA) LLC	120,000,000	80,000,000	120,000,000
HSBC Securities (USA) Inc.	120,000,000	80,000,000	120,000,000
J.P. Morgan Securities LLC	120,000,000	80,000,000	120,000,000
Banca IMI S.p.A.	30,000,000	20,000,000	30,000,000
BBVA Securities Inc.	30,000,000	20,000,000	30,000,000
ING Financial Markets LLC	30,000,000	20,000,000	30,000,000
Santander Investment Securities Inc.	30,000,000	20,000,000	30,000,000
UBS Securities LLC	30,000,000	20,000,000	30,000,000

Total	$750,000,000	$500,000,000	$750,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-172490

FINAL TERM SHEET

Philip Morris International Inc.

Dated November 4, 2013

1.875% Notes due 2019

3.600% Notes due 2023

4.875% Notes due 2043

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	1.875% Notes due 2019 (the “2019 Notes”) 3.600% Notes due 2023 (the “2023 Notes”) 4.875% Notes due 2043 (the “2043 Notes”)

Aggregate Principal Amount:	2019 Notes: $750,000,000 2023 Notes: $500,000,000 2043 Notes: $750,000,000

Maturity Date:	2019 Notes: January 15, 2019 2023 Notes: November 15, 2023 2043 Notes: November 15, 2043

Coupon:	2019 Notes: 1.875% 2023 Notes: 3.600% 2043 Notes: 4.875%

Interest Payment Dates:

2019 Notes: Semi-annually on each January 15 and July 15, commencing July 15, 2014

2023 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2014

2043 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2014

Price to Public:	2019 Notes: 99.221% of principal amount 2023 Notes: 99.277% of principal amount 2043 Notes: 99.422% of principal amount

Underwriting Discount:	2019 Notes: 0.300% 2023 Notes: 0.450% 2043 Notes: 0.750%

Net Proceeds:	2019 Notes: $741,907,500 (before expenses) 2023 Notes: $494,135,000 (before expenses) 2043 Notes: $740,040,000 (before expenses)

Benchmark Treasury:	2019 Notes: 1.250% due October 31, 2018 2023 Notes: 2.500% due August 15, 2023 2043 Notes: 2.875% due May 15, 2043

Benchmark Treasury Price/Yield:	2019 Notes: 99-16 / 1.354% 2023 Notes: 99-02+ / 2.607% 2043 Notes: 84-24 / 3.732%

Spread to Benchmark Treasury:	2019 Notes: +68 basis points 2023 Notes: +108 basis points 2043 Notes: +118 basis points

Yield to Maturity:	2019 Notes: 2.034% 2023 Notes: 3.687% 2043 Notes: 4.912%

Settlement Date (T+5):	November 12, 2013

CUSIP/ISIN:	2019 Notes: CUSIP Number: 718172 BF5 ISIN Number: US718172BF50 2023 Notes: CUSIP Number: 718172 BE8 ISIN Number: US718172BE85 2043 Notes: CUSIP Number: 718172 BD0 ISIN Number: US718172BD03

Listing:	Application will be made to list the 2019 Notes, the 2023 Notes and the 2043 Notes on the New York Stock Exchange.

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC

Joint Co-Managers:	Banca IMI S.p.A.[1] BBVA Securities Inc. ING Financial Markets LLC Santander Investment Securities Inc. UBS Securities LLC

[1]	The following paragraph is hereby added under the caption “Underwriting” in the prospectus supplement as paragraph twelve: “Banca IMI S.p.A. is not a U.S. registered broker-dealer, and will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.”

Allocations:	2019 Notes	2023 Notes	2043 Notes

Barclays Capital Inc.	$120,000,000	$80,000,000	$120,000,000
Citigroup Global Markets Inc.	120,000,000	80,000,000	120,000,000
Credit Suisse Securities (USA) LLC	120,000,000	80,000,000	120,000,000
HSBC Securities (USA) Inc.	120,000,000	80,000,000	120,000,000
J.P. Morgan Securities LLC	120,000,000	80,000,000	120,000,000
Banca IMI S.p.A.	30,000,000	20,000,000	30,000,000
BBVA Securities Inc.	30,000,000	20,000,000	30,000,000
ING Financial Markets LLC	30,000,000	20,000,000	30,000,000
Santander Investment Securities Inc.	30,000,000	20,000,000	30,000,000
UBS Securities LLC	30,000,000	20,000,000	30,000,000

Total	$750,000,000	$500,000,000	$750,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, HSBC Securities (USA) Inc. toll free at 1-866-811-8049 or J.P. Morgan Securities LLC toll free at 1-866-640-0686.